Exhibit 99.1

(1) The amount reported includes an aggregate of 23,728,650 shares of common stock of Metals USA Holdings Corp. (the “Issuer”), held of record by Apollo Investment Fund V, L.P. (“AIF V”), Apollo Overseas Partners V, L.P. (“Overseas V”), Apollo Netherlands Partners V (A), L.P. (“Netherlands A”), Apollo Netherlands Partners V (B), L.P. (“Netherlands B”) and Apollo German Partners V GmbH & Co. KG (“German V,” and collectively with AIF V, Overseas V, Netherlands A and Netherlands B, the “Apollo Funds”). Apollo Management V, L.P. (“Management V”) serves as the manager of AIF V, Overseas V, Netherlands A and Netherlands B, and as a special limited partner of German V. AIF V Management, LLC (“AIF V LLC”) is the general partner of Management V, Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF V LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP and Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings. Apollo Verwaltungs V GmbH (“Apollo German GP”) is the general partner of German V. Management V is the sole shareholder Apollo German GP. Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIF V, Netherlands A and Netherlands B, and the managing general partner of Overseas V. Apollo Capital Management V, Inc. (“Capital Management V”) is the general partner of Advisors V, Apollo Principal Holdings I, L.P. (“Apollo Principal”) is the sole stockholder of Capital Management V, and Apollo Principal Holdings I GP, LLC (“Apollo Principal GP”) is the general partner of Apollo Principal. Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Holdings GP and Apollo Principal GP. Each of Management V, AIF V LLC, Apollo Management, Management GP, Management Holdings, Holdings GP, Apollo German GP, Advisors V, Capital Management V, Apollo Principal, Apollo Principal GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the shares held of record by the Apollo Funds, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The address of Messrs. Black, Harris and Rowan is c/o Apollo Management V, L.P., 9 West 57th Street, New York, NY 10019.